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EXHIBIT 23.0




                       CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-19426, 33-32235, 33-32243, 33-37464, 33-
42817, 33-42818, 33-51764, 33-51756, 2-60117, 2-80183, 2-61333, 2-76167,
2-89417, 33-50777, and 33-52197) of Storage Technology Corporation of our report dated March 10, 1995 appearing on Page F-30 of this Form 10-K.




PRICE WATERHOUSE LLP

Denver, Colorado
March 10, 1995